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                                                                      EXHIBIT 12


                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)



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
                                                  NINE MONTHS ENDED                  FISCAL YEARS ENDED NOVEMBER 30,
                                               AUGUST 31,   AUGUST 31,    -------------------------------------------------
                                               ----------   ----------
                                                 1997         1996       1996       1995       1994         1993       1992
                                                 ----         ----       ----       ----       ----         ----       ----

EARNINGS:

Pre-tax income                                 $114,282       97,345    144,239     115,455    111,746      82,054     45,363

Adjustments to pre-tax income:
Fixed charges                                  $ 47,900       38,200     50,100      35,800     25,000      19,700     16,800
Interest capitalized                           $(23,800)     (16,700)   (24,900)    (23,400)   (22,100)    (17,100)   (15,000)
Adjustment for undistributed earnings
  and losses of unconsolidated 50% or
  less owned entities                          $  3,700        2,400      7,000       4,300    (8,700)       (700)      (300)
Previously capitalized interest amortized      $ 16,100       13,600     20,900      17,800     15,400      13,100      9,500
                                               --------       ------     ------    --------   --------    --------   --------

"Earnings"                                     $158,182      134,845    197,339     149,955    121,346      97,054     56,363
                                               ========      =======    =======     =======    =======     =======    =======

FIXED CHARGES:
Interest, whether capitalized, and
  amortization of debt discounts or premiums
Interest incurred (all of Lennar and
  Lennar Financial Services interest)         $ 47,900       38,200     50,100      35,800     25,000      19,700     16,800
                                               --------       ------     ------     -------    -------     -------    -------

"Fixed charges"                                $ 47,900       38,200     50,100      35,800     25,000      19,700     16,800
                                               ========       ======     ======     =======    =======     =======    =======

EARNINGS TO FIXED CHARGES
EXCLUDING LIMITED-PURPOSE
FINANCE SUBSIDIARIES                                3.3          3.5        3.9         4.2        4.9         4.9        3.4

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